UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 28, 2005
GATX Corporation
(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of	(Commission File)	(IRS Employer
incorporation)	Number)	Identification No.)

500 West Monroe Street
Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312) 621-6200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
On July 28, 2005 GATX Corporation (“GATX”) issued a press release that included unaudited financial statements and supplemental financial information for the second quarter of 2005. A copy of the press release is attached hereto as Exhibit 99.1.
GATX will host a teleconference to review second quarter 2005 financial results on July 28, 2005 beginning at 11:00 a.m. eastern time. Investors may access the conference by dialing 1-800-706-6082 (or 1-706-634-7421 if dialing from outside the United States).
Please note that the exhibits to this report include certain financial performance measures, the computation of which are based on “Non-GAAP” components as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934. These measures are “return on equity from continuing operations,” “return on assets including off balance sheet assets” and “SG&A efficiency ratio before IDC on owned and managed assets.” The exhibits include a reconciliation of those non-GAAP components to the most directly comparable GAAP components and the reason such financial performance measures provide useful information to investors.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
          The following exhibit is furnished with this Current Report on Form 8-K pursuant to Item 2.02 and Item 7.01:
     99.1 Press Release dated July 28, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION

(Registrant)

/s/ Robert C. Lyons

Robert C. Lyons
Vice-President, Chief Financial Officer
(Duly Authorized Officer)
Date: July 28, 2005

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Press Release of GATX Corporation, dated July 28, 2005 reporting GATX Corporation’s financial results for the second quarter of 2005.	Filed Electronically